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                                                                      Exhibit 24

                               POWER OF ATTORNEY
                               -----------------


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Brookstone, Inc., a Delaware corporation (the "Company"), hereby constitute and appoint Merwin F. Kaminstein, Michael F. Anthony and Michael A. O'Hara and each of them severally his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute in his name, place and stead, in his capacity as an officer or director or both, as the case may be, of the Company, in the name and on behalf of and for the benefit of the undersigned, any and all instruments which the said attorneys or attorney may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission ("SEC") in respect thereof in connection with the registration under said Act of shares of its Common Stock, $.001 par value, to be offered by the Company under its 1996 Directors' Stock Option Plan pursuant to its Registration Statement of Form S-8, and specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in the capacity or capacities indicated below, to the Registration Statement on Form S-8 filed or to be filed with the SEC in respect to said shares, to any and all amendments including the any post-effective amendments to the Registration Statements, and to any and all instruments or documents necessary or incidental to or filed in connection with the said Registration Statement or the said amendments thereto, and to file the same with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each of said acts and every other act requisite, necessary, expedient or appropriate to be done in and about or concerning the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof in, about or concerning the premises or any part thereof, and the execution of any documents by said attorneys or any of them pursuant hereto shall be conclusive evidence that the instruments so executed are authorized to be executed pursuant to this Power of Attorney.
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
         SIGNATURE                                  TITLE
         ---------                                  -----

/s/Michael F. Anthony         President and Chief Executive Officer, Director
---------------------------   (Principal Executive Officer)
Michael F. Anthony


/s/Merwin F. Kaminstein       Chairman of the Board of Directors
---------------------------
Merwin F. Kaminstein


/s/Michael F. Anthony         Acting Principal Financial and
---------------------------   Accounting Officer
Michael F. Anthony


/s/Mone Anathan, III          Director
---------------------------
Mone Anathan, III


/s/Michael L. Glazer          Director
---------------------------
Michael L. Glazer


/s/Adam Kirsch                Director
---------------------------
Adam Kirsch


/s/Robert F. White            Director
---------------------------
Robert F. White

